UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 14, 2008	Commission File Number: 0-15204

National Bankshares, Inc.

(Exact name of Registrant as specified in its charter)

Virginia	54-1375874
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Hubbard Street

Blacksburg, VA 24060

(Address of principal executive offices)

(540) 951-6300

Registrant’s telephone number, including area code

Page 1 of 2 Pages

ITEM 7.01 REGULATION FD DISCLOSURE

The following information and exhibit are being furnished pursuant to Regulation FD.

National Bankshares, Inc. issued a press release on May 14, 2008 announcing that its Board of Directors has declared a semi-annual dividend payable on June 2, 2008 to stockholders of record as of May 23, 2008. A copy of the press release is attached as Exhibit 99.1.

ITEM 8.01 OTHER EVENTS

National Bankshares, Inc.’s press release dated May 14, 2008 also announced the renewal of a stock repurchase plan, under which the Company’s management is authorized to repurchase up to 100,000 shares of common stock in the open market in the period from June 1, 2008 through May 31, 2009. The press release is attached as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibits

99.1	National Bankshares, Inc. Press Release dated May 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date:	May 14, 2008

By: /s/ JAMES G. RAKES
James G. Rakes Chairman President and CEO

Page 2 of 2 Pages